UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 12, 2014, the Board of Directors of Quicksilver Resources Inc. (the “Company”) elected Romy M. Massey as the Company’s Vice President - Chief Accounting Officer, effective as of December 1, 2014. Ms. Massey is eligible to participate in the Company’s Exempt Employee Discretionary Bonus Plan and, in her new role, her annual salary will be $210,000.
Ms. Massey, 37, has served as the Company’s Controller since August 2012 and she was an Assistant Controller over consolidation and financial reporting from January 2012 to August 2012. Ms. Massey has also served as the Company’s Assistant Secretary since May 2014. Ms. Massey is a Certified Public Accountant with more than 13 years of combined public accounting, corporate finance and financial reporting experience. Ms. Massey joined the Company from PricewaterhouseCoopers, where she was employed from September 2001 to January 2012 and served in various positions of increasing responsibility, including as Assurance Manager or Assurance Senior Manager from September 2007 to January 2012.
Ms. Massey will succeed John C. Regan as the Company’s Chief Accounting Officer and Mr. Regan will continue to serve as the Company’s Senior Vice President - Chief Financial Officer.
In addition, on November 18, 2014, the Company’s Compensation Committee approved the award of cash and equity bonuses to John C. Regan and Stan G. Page, Senior Vice President - U.S. Operations.
Each of the cash awards is in the amount of $400,000, and will be payable on December 1, 2014, subject to clawback if the recipient ceases to be an employee of the Company prior to the one-year anniversary of the payment date unless (a) there has been a Change in Control (as defined in the Company’s Seventh Amended and Restated Equity Plan as may be amended from time to time in accordance with its terms, the “Plan”) on or prior to the date of the recipient’s termination of employment or (b) the recipient’s employment terminates (i) as a result of a reduction in force, which termination is due to no fault of the recipient, subject to the recipient’s execution and non-revocation of a release agreement satisfactory to the Company, (ii) due to disability (as determined by the Compensation Committee in good faith) or (iii) the recipient’s death.
Each of the equity awards is in the form of restricted shares and is with respect to 300,000 shares of Company common stock granted on November 18, 2014 (the “Grant Date”). The restricted share awards will vest as to one third of the shares on each of the first three anniversaries of the Grant Date; provided that the recipient is employed by the Company through the applicable vesting date, except that the award will vest in full if there has been a Change in Control (as defined in the Plan) or the recipient experiences a termination as set forth in clause (b) above.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Glenn Darden
Glenn Darden
President and Chief Executive Officer

Date: November 18, 2014